                                                            May 28, 1992

Cable TV Fund 14-A/B Venture
c/o Jones Intercable, Inc.
9697 E. Mineral Avenue
Englewood, CO 80112
Attention: J. Timothy Bryan

         Re: Second Letter Amendment to Cable TV Fund 14-A/B Venture Revolving Credit and Term Loan Agreement

Gentlemen:

                 Reference is made to that certain Revolving Credit and Term Loan Agreement, dated as of September 30, 1988, by and among Cable TV Fund 14-A/B Venture (the "Borrower"), The Bank of Nova Scotia and Provident National Bank (the "Banks") and The Bank of Nova Scotia, as agent for the Banks (the "Agent"), as amended by that certain First Letter Amendment, dated June 11, 1990 (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

                 The Borrower desires the Banks to extend the maturity date of the Revolving Credit Loans and the Term Loans and to make certain other changes to the Credit Agreement. The Banks are willing to amend the Credit Agreement for such purposes on the terms and conditions stated in this Second Letter Amendment.

                 Effective upon the satisfaction (or waiver by the Banks) of all of the conditions precedent stated below, the Credit Agreement shall be amended as follows:

                 1. Section 1.1 is hereby amended:

         (a) by adding to the end of the definition of "Allocated Expenses" the following clause:

         ", but only to the extent that such fees constitute charges actually incurred by Jones for services rendered on behalf of the Borrower and provided that such charges have been allocated to the Borrower consistent with the manner in which similar charges are allocated among all partnerships managed by Jones."





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         (b) by adding the following definition after the definition of "Event of Default":

                 "'Excess Cash Flow' means for any period, the difference resulting from Cash Flow less the sum of (i) all principal, interest and other payments made in respect of Indebtedness for such period to the extent such payments are permitted under Section 6.3, (ii) all Capital Expenditures made during such period to the extent permitted under Section 6.14, (iii) all Management Fees and Allocated Expenses paid for such period to the extent permitted hereunder and (iv) one hundred thousand dollars ($100,000).

         (c) by deleting the definition of "Expiration Date" and replacing it with the following languages:

                 "'Expiration Date' shall mean December 31, 1992.";

         (d) by changing the references to "60%" appearing in the definition of "Required Banks" to "75%"; and

         (e) by deleting the definition of "Term Loan Expiration Date" and replacing it with the following language:

                 "'Term Loan Expiration Date' shall mean December 31, 1999."

                 2. Section 2.6 is hereby deleted in its entirety and replaced with the following language:

                 "2.6 Term Loan Ceiling.

                 At no time shall the aggregate principal amount of Term Loans outstanding exceed the Term Loan Ceiling at such time. The "Term Loan Ceiling" shall mean the aggregate principal amount of the Term Loans made on the Expiration Date as provided in Section 2.5 (a) (the "Initial Ceiling" ), reduced as follows:

                 (A) On March 31, June 30, September 30 and December 31 of the years 1993, 1994, 1995, 1996, 1997, 1998 and 1999 the Term Loan
         Ceiling shall be reduced by amounts equal to the following percentages of the Initial Ceiling





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         (regardless of whether the Term Loan Ceiling shall have been reduced pursuant to (B) or (C) below):

                 1993             1.875%
                 1994             1.875%
                 1995             2.500%
                 1996             3.125%
                 1997             4.375%
                 1998             5.000%
                 1999             6.250%.

                 (B) On March 31 of the years 1993, 1994, 1995, 1996, 1997,
         1998 and 1999, the Borrower shall prepay sufficient Loans to reduce the aggregate principal amount of the outstanding Loans by an amount (if any) equal to fifty percent (50%) of the Excess Cash Flow for the immediately preceding fiscal year of the Borrower. All such prepayments shall be applied to the Loans in inverse order of maturity and shall reduce the Term Loan Ceiling as of such date by the amount so prepaid.

                 (C) In addition, if at any time Term Loans are prepaid or Rollover Loans are made in a lesser aggregate principal amount than the maturing Term Loans being rolled over except to the extent necessary as a result of a reduction in the Term Loan Ceiling pursuant to (A) or (B) above, the then current Term Loan Ceiling shall on such date be reduced by the amount of the prepayment or of such difference.

                 Once reduced, the Term Loan Ceiling may not be increased. If on any Mandatory Reduction Date the outstanding Term Loans on such date shall exceed the Term Loan Ceiling as reduced on such date, the Borrower shall pay or prepay (subject, among other things, to Section 2.13(b) hereof) sufficient Loans to reduce the principal amount of the outstanding Loans to such reduced Term Loan Ceiling."

                 3. Section 2.8 (a) (i) (Base Rate Option) is amended by deleting the first sentence thereof and replacing it with the following language:

         "A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to the Base Rate for such day, plus the percentage set forth below that corresponds to the Borrower's then current ratio of Total Debt to Annualized Cash Flow, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate or the date of the Borrower's financial statements evidencing a change in such ratio, as the case may be:





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
                         Ratio                Percentage
                         -----                ----------
                 5.0 to 1 or greater              0.75%

                 4.0 to 1 or greater,
                 but less than 5.0 to 1           0.50%

                 less than 4.0 to 1               0.25%."

                 4. Section 2.8(a)(ii) (CD Rate Option) is amended by deleting the first sentence thereof and replacing it with the following language:

         "A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the CD Rate for such day, plus the percentage set forth below that corresponds to the Borrower's then current ratio of Total Debt to Annualized Cash Flow, such percentage to change automatically from time to time effective as of the date of the Borrower's financial statements evidencing a change in such ratio.

                       Ratio                    Percentage
                       -----                    ----------
                 5.0 to 1 or greater              1.875%

                 4.0 to 1 or greater,
                 but less than 5.0 to 1           1.625%

                 less than 4.0 to 1               1.375%."

                 5. Section 2.8(a)(iii) (Euro-Rate Option) is amended by deleting the first sentence thereof and replacing it with the following language:

         "A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day, plus the percentage set forth below that corresponds to the Borrower's then current ratio of Total Debt to Annualized Cash Flow, such percentage to change automatically from time to tame effective as of the date of the Borrower's financial statements evidencing a change in such ratio:

                       Ratio                   Percentaqe
                       -----                   ----------
                 5.0 to 1 or greater              1.75%

                 4.0 to 1 or greater,
                 but 1ess than 5.0 to 1           1.50%

                 less than 4.0 to 1               1.25%."





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                 6. Section 6.1(a) is amended by adding to the end of the table of ratios of Total Debt to Annualized Cash Flow the following:

                 "January 1, 1992 - March 31, 1992                 5.75 to 1
                 April 1, 1992 - June 30, 1992                     5.25 to 1
                 July 1, 1992 - December 31, 1993                  5.00 to 1
                 January 1, 1994 - December 31, 1994               4.50 to 1
                 January 1, 1995 and thereafter                    4.00 to 1"

                 The effectiveness of the amendments contained in this Second Letter Amendment is subject to the fulfillment, in form and substance satisfactory to the Agent, of the following conditions precedent on or before May 29, 1992:

                 (a) The Agent shall have received three counterparts of this Second Letter Amendment duly accepted and executed by the Borrower, three counterparts executed by the Bank of Nova Scotia, as a Bank, and three counterparts executed by Provident National Bank.

                 (b) As amended by Exhibit A hereto, the representations and warranties contained in Article III of the Credit Agreement and in the Related Documents shall be true on and as of the date of execution and acceptance of this Second Letter Amendment by the Borrower with the same effect as though made on and as of such date, and no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the amendments contained herein.

                 (c) The Agent shall have received three signed copies of a certificate, dated the date of the Borrower's acceptance and execution of this Second Letter Amendment, and signed on behalf of the Borrower by the President, Vice President, Treasurer or Chief Financial Officer of Jones, to the effect that (i) the representations and warranties described in (b) above are true and correct on and as of such date and
         (ii) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to the amendments contained herein.

                 (d) The Agent shall have received three signed copies of certificates dated as of the date of the Borrower's acceptance and execution of this Second Letter Amendment and signed by the Secretary or Assistant Secretary of Jones, on behalf of Jones, the Borrower, and each General Partner, certifying as to any changes since the Closing Date, if any, in the





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         corporate, Joint venture or partnership documents and actions referred to in section 4.2 of the Credit Agreement, of Jones, the Borrower and each General Partner, respectively and, in the case of Jones, (i) as to the names, true signatures and incumbency of the officer or officers or other authorized representatives of Jones authorized to accept, execute and deliver this Second Letter Amendment and the certificate referred to in (c) above, and (ii) as to the resolution of the Board of Directors of Jones authorizing such action.

                 (e) The Agent shall have received certificates (i) of the Secretary of State of the State of Colorado certifying that Jones is a corporation in good standing and that each General Partner is a limited partnership in good standing, and (ii) of the Secretary of State of the State of Florida certifying that each General Partner is qualified to do business in Florida.

                 (f) The Agent shall have received payment in full of (i) a restructuring fee in an amount equal to one-quarter of one percent (0.25%) of the Commitment, for distribution to the Banks in proportion to their respective Current Commitments and (ii) the administration fee for 1992.

                 Except as amended hereby, the Credit Agreement shall remain in full force and effect. This Second Letter Amendment may be executed in two or more counterparts, each of which shall be deemed an original.





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                 If you agree to the foregoing amendments to the Credit
Agreement, execute the enclosed counterparts of this letter in the space provided below and return them to us prior to May 29, 1992.

                                           THE BANK OF NOVA SCOTIA,
                                           as Agent and as a participating
                                           Bank

                                           By /s/ D. B. CRAFORD
                                              Title Authorized Signatory


Accepted:

CABLE TV FUND 14-A/B VENTURE,              Date:

a Colorado general partnership

By Cable TV Fund 14-A, Ltd.,
   Cable TV Fund 14-B, Ltd., both
   Colorado limited partnerships

   By Jones Intercable, Inc., a
      Colorado corporation, as
      general partner of each

      By /s/
         Title Tresearer

PROVIDENT NATIONAL BANK, as a
participating Bank

By  /s/ MARK D.
    Title Senior Banking Officer





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